Exhibit 99

PRESS RELEASE

GE Reports 4Q’12 Operating EPS $0.44, +13%

4Q Revenues $39.3B +4%, Industrial Organic Growth +8% for total year

Operating margins expand 120 bps over 4Q’11, total year up 30 bps
Record backlog of $210B

GE CFOA of $7.2B for the quarter, $17.8B for the year, +48%

4Q and Full-Year 2012 Highlights

•         Eleventh consecutive quarter of strong operating earnings growth

✓  4Q Operating EPS of $0.44, up 13%; Full-year operating EPS of $1.52, up 16% (up 10% excluding effects of 3Q’11 preferred stock redemption)

✓  4Q Continuing EPS of $0.41, up 11%; Full-year continuing EPS of $1.39, up 12%

•         Second consecutive quarter with all Industrial segments reporting positive earnings growth

✓  Double-digit earnings growth for five of seven Industrial segments

•         4Q orders up 7% ex. Wind and FX; Growth region orders up 12%

•         Margins up 120 bps over prior year period, increases in all seven Industrial segments

•         GE Capital earned $1.8 billion in 4Q, up 9%; GECC Tier 1 common ratio 10.2%

✓  GE Capital 4Q ending ENI balance $419 billion

FAIRFIELD, Conn. – January 18, 2013 – GE [NYSE: GE] announced today fourth-quarter 2012 operating earnings of $4.7 billion, or $0.44 per share, both up 13% from the fourth quarter of 2011.  GAAP earnings from continuing operations were $4.3 billion, or $0.41 per share, up 9% and 11% respectively.  Revenues were $39.3 billion for the quarter, up 4%, and $147.4 billion for the year. Industrial segment organic revenue growth was 4% for the quarter and 8% for the year.

“We ended the year with a strong quarter despite the mixed global economic environment,” said GE Chairman and CEO Jeff Immelt.  “The outlook for developed markets remains uncertain, but we are seeing growth in China and the resource rich countries.  With our largest backlog in history and a substantial amount of cash generated by our businesses in the fourth quarter, we have great momentum going into 2013.”

Industrial segment profit rose 12% in the fourth quarter to $4.9 billion.  All Industrial segments had positive earnings growth for the second consecutive quarter, and five of the seven segments achieved double-digit earnings growth.  All Industrial segments also expanded margins in the quarter, with Industrial segment margins up 120 basis points over the prior-year period.  Infrastructure orders for the quarter were $28.5 billion, up 2%, and up 7% excluding the effects of a decrease in orders for wind turbines, and FX.  The ratio of equipment orders received to orders billed (book-to-bill) was 1.2.  GE’s backlog of equipment and services at the end of the quarter was its highest ever, at $210 billion.

Industrial segment growth market revenues were up 9% for the quarter, excluding FX.  For the year, Industrial segment growth market revenues increased 11%, driven by double-digit growth in Russia, Australia/New Zealand, Latin America, China, Sub-Saharan Africa and ASEAN.

(1)

Infrastructure order pricing rose 0.5% for the quarter, and four of six Infrastructure businesses had double-digit growth in orders for equipment, including Oil & Gas, Energy Management, Aviation, and Transportation.  During the quarter, GE received orders from Petrobras of $0.4 billion for turbomachinery. GE also announced a $0.2 billion contract to supply subsea production equipment to Chevron’s Lianzi project and a contract with Renova Energia in Brazil worth $0.4 billion for 230 GE 1.68-82.5 wind turbines. In addition, CFM International (a 50/50 joint venture between GE and Snecma) announced a commitment from Alaska Airlines, the largest in its history, for the purchase of CFM engines to power 50 new Boeing 737 aircraft.

In 2012, the Company’s long-term investment in research & development led to the launch of new products like GE’s new power plant technology, FlexEfficiency™ 60, with turbines based on a design originally developed for supersonic jet engines.  Also this year, GE Transportation introduced a prototype locomotive, the Tier 4 Evolution® Series, which will be the most fuel-efficient freight locomotive in its history, with a new combustion system to meet strict U.S. emission standards.  In Industrial Internet applications, the Company announced nine new industrial service technologies for industries including energy, healthcare, aviation, rail and manufacturing.

GE Capital progressed with its strategy of a smaller, more focused financial services business with solid earnings.  GE Capital earnings grew 9% in the quarter and ENI was $419 billion at quarter end.  Commercial Real Estate grew net income to $0.8 billion while shrinking assets by $15 billion. GE Capital Corporation (GECC) paid a $1.0 billion dividend to the parent in the quarter, bringing the year-to-date total to $6.4 billion.  Its Tier 1 common ratio remains strong at 10.2%.

Cash generated from GE operating activities rose 48% to $17.8 billion for the year, with strong Industrial CFOA of $6.2 billion, and total GE CFOA of $7.2 billion, in the fourth quarter.  GE ended the quarter with $77 billion of consolidated cash and cash equivalents.

GE continued to execute on its balanced capital allocation plan.  The Company’s strong cash position enabled the repurchase of $2.1 billion of stock during the fourth quarter and $5.2 billion of stock for the year. For 2012, GE returned $12.4 billion to investors through dividends and buybacks.  In December, GE’s Board of Directors raised the Company’s dividend 12% to $0.19 per outstanding share of the Company’s common stock, the fifth increase in three years.

Also during the quarter, GE announced an agreement to purchase the aviation business of Avio S.p.A., an Italy-based manufacturer of aviation propulsion components and systems, for $4.3 billion, a multiple of approximately 8.5x estimated 2012 earnings before interest, taxes, depreciation and amortization.  The acquisition of Avio’s aviation business, which provides components for GE Aviation and other engine companies, would further GE’s participation in jet propulsion, one of the most attractive sectors of the aviation industry.

Immelt concluded, “Facing an uncertain fiscal environment, the GE team had strong fourth-quarter execution.  With our strong backlog and good momentum in margins, we are well-positioned to achieve our 2013 framework: double-digit earnings growth and solid organic revenue growth for the Industrial segment, significant cash returned to the parent company from GE Capital, further margin expansion, and returning cash to shareholders.”

Fourth-quarter and Full-year 2012 Highlights:

Fourth-quarter operating earnings were $4.7 billion, up 13% from fourth-quarter 2011, and operating EPS was $0.44, up 13%.  GAAP earnings from continuing operations (attributable to GE) were $4.3 billion, up 9%, or $0.41 per share, up 11% from the fourth quarter of 2011.  Positive one-time gains of $0.01 per share were more than offset by $0.02 per share of restructuring and other charges.

Including the effects of discontinued operations, fourth-quarter net earnings attributable to GE were $4.0 billion ($0.38 per share attributable to common shareowners) in 2012 compared with $3.7 billion ($0.35 per share attributable to common shareowners) in the fourth quarter of 2011.

Fourth-quarter revenues increased 4% to $39.3 billion.  Industrial sales of $27.3 billion increased 2% compared to the fourth quarter of 2011.  GECC revenues of $11.8 billion increased 2% from last year.

Full-year operating earnings were $16.1 billion, up 8%, from $14.9 billion in 2011, and operating EPS was $1.52, up 16%, and up 10% excluding effects of the 3Q’11 preferred stock redemption.  GAAP earnings from continuing operations (attributable to GE) were $14.7 billion, or $1.39 per share, up 3% and 12% respectively from 2011.

Including the effects of discontinued operations, full-year net earnings attributable to GE were $13.6 billion ($1.29 per share attributable to common shareowners) in 2012 compared with $14.2 billion ($1.23 per share attributable to common shareowners) in 2011.

Full-year revenues were $147.4 billion, flat with last year and up 3% excluding the $3.7 billion pre-tax gain on the sale of NBC Universal in 2011. Industrial sales of $100.9 billion increased 6% from last year. GECC revenues of $46.0 billion were down 6% from 2011.

Cash generated from GE operating activities in 2012 totaled $17.8 billion, up 48% from $12.1 billion last year.  Cash generated from GE Industrial operating activities in 2012 totaled $11.4 billion, down 5% from last year.

The accompanying tables include information integral to assessing the Company’s financial position, operating performance and cash flow.

GE will discuss preliminary fourth-quarter and full-year results on a Webcast at 8:30 a.m. ET today, available at www.ge.com/investor.  Related charts will be posted there prior to the call.

*   *   *

About GE

GE (NYSE: GE) works on things that matter.  The best people and the best technologies taking on the toughest challenges.  Finding solutions in energy, health and home, transportation and finance.  Building, powering, moving and curing the world.  Not just imagining.  Doing.  GE works.  For more information, visit the company's website at www.ge.com.

(3)

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in the European sovereign debt situation; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan); pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; GECC’s ability to pay dividends to GE at the planned level; our ability to convert pre-order commitments into orders; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Investor Contact:

Trevor Schauenberg, 203.373.2424 (office)

trevor.a.schauenberg@ge.com

Media Contact:

Seth Martin, 203.572.3567 (cell)

seth.martin@ge.com

(4)

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

							Financial
	Consolidated			GE(a)			Services (GECC)
Three Months Ended December 31	2012	2011	V%	2012	2011	V%	2012	2011	V%
Revenues and other income
Sales of goods and services	$27,080	$26,486	2%	$27,301	$26,743	2%	$29	$32	(9)%
Other income	826	259		830	308		–	–
GECC earnings from continuing operations	–	–		1,808	1,660		–	–
GECC revenues from services	11,421	11,227		–	–		11,741	11,545
Total revenues and other income	39,327	37,972	4%	29,939	28,711	4%	11,770	11,577	2%

Costs and expenses
Cost of sales, operating and administrative
expenses	29,233	28,452		24,418	24,027		5,237	4,883
Interest and other financial charges	2,960	3,231		393	267		2,708	3,128
Investment contracts, insurance losses and
insurance annuity benefits	702	711		–	–		713	745
Provision for losses on financing receivables	1,163	1,058		–	–		1,163	1,058
Total costs and expenses	34,058	33,452	2%	24,811	24,294	2%	9,821	9,814	-%

Earnings from continuing operations
before income taxes	5,269	4,520	17%	5,128	4,417	16%	1,949	1,763	11%
Benefit (provision) for income taxes	(818)	(467)		(694)	(402)		(124)	(65)
Earnings from continuing operations	4,451	4,053	10%	4,434	4,015	10%	1,825	1,698	7%
Earnings (loss) from discontinued
operations, net of taxes	(305)	(240)		(305)	(240)		(305)	(240)
Net earnings	4,146	3,813	9%	4,129	3,775	9%	1,520	1,458	4%
Less net earnings (loss) attributable to
noncontrolling interests	135	83		118	45		17	38
Net earnings attributable
to the Company	4,011	3,730	8%	4,011	3,730	8%	1,503	1,420	6%
Preferred stock dividends declared	–	–		–	–		(123)	–
Net earnings attributable to
GE common shareowners	$4,011	$3,730	8%	$4,011	$3,730	8%	$1,380	$1,420	(3)%

Amounts attributable to the Company:
Earnings from continuing operations	$4,316	$3,970	9%	$4,316	$3,970	9%	$1,808	$1,660	9%
Earnings (loss) from discontinued
operations, net of taxes	(305)	(240)		(305)	(240)		(305)	(240)
Net earnings attributable
to the Company	$4,011	$3,730	8%	$4,011	$3,730	8%	$1,503	$1,420	6%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.41	$0.37	11%
Basic earnings per share	$0.41	$0.38	8%

Per-share amounts - net earnings
Diluted earnings per share	$0.38	$0.35	9%
Basic earnings per share	$0.38	$0.35	9%

Total average equivalent shares
Diluted shares	10,500	10,591	(1)%
Basic shares	10,447	10,566	(1)%

Dividends declared per common share	$0.19	$0.17	12%

Amounts attributable to the Company:
Earnings from continuing operations	$4,316	$3,970	9%
Adjustment (net of tax): Non-operating
pension costs/(income)	350	172
Operating earnings (non-GAAP measure)	$4,666	$4,142	13%

Operating earnings – diluted earnings
per share	$0.44	$0.39	13%

(a)    Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

(5)

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

							Financial
	Consolidated			GE(a)			Services (GECC)
Twelve Months Ended December 31	2012	2011	V%	2012	2011	V%	2012	2011	V%
Revenues and other income
Sales of goods and services	$100,149	$94,523	6%	$100,875	$95,036	6%	$119	$148	(20)%
Other income	2,563	5,064		2,657	5,270		–	–
GECC earnings from continuing operations	–	–		7,401	6,584		–	–
GECC revenues from services	44,647	47,701		–	–		45,920	48,920
Total revenues and other income	147,359	147,288	-%	110,933	106,890	4%	46,039	49,068	(6)%

Costs and expenses
Cost of sales, operating and administrative
expenses	110,697	105,640		92,728	86,360		19,512	20,582
Interest and other financial charges	12,508	14,528		1,353	1,299		11,697	13,866
Investment contracts, insurance losses and
insurance annuity benefits	2,857	2,912		–	–		2,984	3,059
Provision for losses on financing receivables	3,891	3,951		–	–		3,891	3,951
Total costs and expenses	129,953	127,031	2%	94,081	87,659	7%	38,084	41,458	(8)%

Earnings from continuing operations
before income taxes	17,406	20,257	(14)%	16,852	19,231	(12)%	7,955	7,610	5%
Benefit (provision) for income taxes	(2,504)	(5,738)		(2,013)	(4,839)		(491)	(899)
Earnings from continuing operations	14,902	14,519	3%	14,839	14,392	3%	7,464	6,711	11%
Earnings (loss) from discontinued
operations, net of taxes	(1,038)	(76)		(1,038)	(76)		(1,186)	(74)
Net earnings	13,864	14,443	(4)%	13,801	14,316	(4)%	6,278	6,637	(5)%
Less net earnings (loss) attributable to
noncontrolling interests	223	292		160	165		63	127
Net earnings attributable
to the Company	13,641	14,151	(4)%	13,641	14,151	(4)%	6,215	6,510	(5)%
Preferred stock dividends declared	–	(1,031)		–	(1,031)		(123)	–
Net earnings attributable to
GE common shareowners	$13,641	$13,120	4%	$13,641	$13,120	4%	$6,092	$6,510	(6)%

Amounts attributable to the Company:
Earnings from continuing operations	$14,679	$14,227	3%	$14,679	$14,227	3%	$7,401	$6,584	12%
Earnings (loss) from discontinued
operations, net of taxes	(1,038)	(76)		(1,038)	(76)		(1,186)	(74)
Net earnings attributable
to the Company	$13,641	$14,151	(4)%	$13,641	$14,151	(4)%	$6,215	$6,510	(5)%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$1.39	$1.24	12%
Basic earnings per share	$1.39	$1.24	12%

Per-share amounts - net earnings
Diluted earnings per share	$1.29	$1.23	5%
Basic earnings per share	$1.29	$1.24	4%

Total average equivalent shares
Diluted shares	10,564	10,620	(1)%
Basic shares	10,523	10,591	(1)%

Dividends declared per common share	$0.70	$0.61	15%

Amounts attributable to the Company:
Earnings from continuing operations	$14,679	$14,227	3%
Adjustment (net of tax): Non-operating
pension costs/(income)	1,386	688
Operating earnings (non-GAAP measure)	$16,065	$14,915	8%

Operating earnings – diluted earnings
per share	$1.52	$1.31	16%
Operating earnings excluding the effects of
the preferred stock redemption - diluted
earnings per share	$1.52	$1.38	10%

(a)    Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2012	2011	V%	2012	2011	V%

Revenues(a)
Power & Water(b)	$7,652	$7,538	2%	$28,299	$25,675	10%
Oil & Gas(b)	4,548	4,083	11%	15,241	13,608	12%
Energy Management(b)	1,934	1,954	(1)%	7,412	6,422	15%
Aviation	5,467	4,924	11%	19,994	18,859	6%
Healthcare	5,183	5,163	-%	18,290	18,083	1%
Transportation	1,364	1,464	(7)%	5,608	4,885	15%
Home & Business Solutions(b)	2,068	2,019	2%	7,967	7,693	4%
Total industrial segment revenues	28,216	27,145	4%	102,811	95,225	8%
GE Capital	11,770	11,577	2%	46,039	49,068	(6)%
Total segment revenues	39,986	38,722	3%	148,850	144,293	3%
Corporate items and eliminations(a)	(659)	(750)	12%	(1,491)	2,995	U
Consolidated revenues and other income from
continuing operations	$39,327	$37,972	4%	$147,359	$147,288	-%

Segment profit(a)
Power & Water(b)	$1,747	$1,661	5%	$5,422	$5,021	8%
Oil & Gas(b)	649	567	14%	1,924	1,660	16%
Energy Management(b)	64	47	36%	131	78	68%
Aviation	1,039	850	22%	3,747	3,512	7%
Healthcare	1,021	953	7%	2,920	2,803	4%
Transportation	252	226	12%	1,031	757	36%
Home & Business Solutions(b)	115	54	F	311	237	31%
Total industrial segment profit	4,887	4,358	12%	15,486	14,068	10%
GE Capital	1,808	1,660	9%	7,401	6,584	12%
Total segment profit	6,695	6,018	11%	22,887	20,652	11%

Corporate items and eliminations(a)	(1,292)	(1,379)	6%	(4,842)	(287)	U
GE interest and other financial charges	(393)	(267)	(47)%	(1,353)	(1,299)	(4)%
GE provision for income taxes	(694)	(402)	(73)%	(2,013)	(4,839)	58%

Earnings from continuing operations
attributable to the Company	4,316	3,970	9%	14,679	14,227	3%

Earnings (loss) from discontinued operations,
net of taxes, attributable to the Company	(305)	(240)	(27)%	(1,038)	(76)	U

Consolidated net earnings attributable
to the Company	$4,011	$3,730	8%	$13,641	$14,151	(4)%

(a)    Segment revenues includes both revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries, GECC preferred stock dividends declared and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Power & Water, Oil & Gas, Energy Management, Aviation, Healthcare, Transportation and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Results of our run-off insurance operations previously reported in Corporate items and eliminations are now reported in GE Capital.

(b)    Effective October 1, 2012, we reorganized our former Energy Infrastructure segment into three segments – Power & Water, Oil & Gas and Energy Management and we began reporting these as separate segments. We also reorganized our Home & Business Solutions segment by transferring our Intelligent Platforms business to Energy Management. Results for 2012 and prior periods are reported on this basis.

(7)

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2012	2011	V%	2012	2011	V%

GE Capital

Revenues	$11,770	$11,577	2%	$46,039	$49,068	(6)%

Segment profit	$1,808	$1,660	9%	$7,401	$6,584	12%

Revenues
Commercial Lending and Leasing (CLL)	$4,150	$4,392	(6)%	$16,857	$18,178	(7)%
Consumer	3,979	3,744	6%	15,579	16,767	(7)%
Real Estate	994	878	13%	3,654	3,712	(2)%
Energy Financial Services	422	292	45%	1,508	1,223	23%
GE Capital Aviation Services (GECAS)	1,397	1,345	4%	5,294	5,262	1%

Segment profit (loss)
CLL	$544	$777	(30)%	$2,423	$2,720	(11)%
Consumer	755	617	22%	3,240	3,703	(13)%
Real Estate	309	(153)	F	803	(928)	F
Energy Financial Services	107	110	(3)%	432	440	(2)%
GECAS	343	315	9%	1,220	1,150	6%

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position (unaudited)
					Financial
	Consolidated		GE(a)		Services (GECC)
(Dollars in billions)	12/31/12	12/31/11	12/31/12	12/31/11	12/31/12	12/31/11

Assets
Cash & marketable securities	$125.7	$131.9	$15.6	$8.4	$110.2	$124.1
Receivables	21.5	19.5	10.9	11.8	–	–
Inventories	15.4	13.8	15.3	13.7	0.1	0.1
Financing receivables - net	258.0	279.9	–	–	269.0	288.8
Property, plant & equipment - net	69.7	65.7	16.0	14.3	53.7	51.4
Investment in GECC	–	–	77.9	77.1	–	–
Goodwill & intangible assets	85.4	84.7	56.8	55.9	28.6	28.8
Other assets	108.3	119.3	38.0	36.7	76.3	88.9
Assets of businesses held for sale	0.2	0.7	–	–	0.2	0.7
Assets of discontinued operations	1.1	1.7	–	0.1	1.1	1.7

Total assets	$685.3	$717.2	$230.5	$218.0	$539.2	$584.5

Liabilities and equity
Borrowings and bank deposits	$414.1	$453.4	$17.5	$11.6	$397.3	$443.1
Investment contracts, insurance liabilities
and insurance annuity benefits	28.3	29.8	–	–	28.7	30.2
Other liabilities	112.0	114.0	89.1	88.8	28.1	31.6
Liabilities of businesses held for sale	0.2	0.3	–	–	0.2	0.3
Liabilities of discontinued operations	2.3	1.6	0.1	0.2	2.3	1.5
GE shareowners' equity	123.0	116.4	123.0	116.4	81.9	77.1
Noncontrolling interests	5.4	1.7	0.8	1.0	0.7	0.7

Total liabilities and equity	$685.3	$717.2	$230.5	$218.0	$539.2	$584.5

(a)   Refers to the Industrial businesses of the Company including GECC on an equity basis.

Supplemental consolidating data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

(9)

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share (EPS), operating EPS excluding the effects of the third-quarter 2011 preferred stock redemption, total revenues excluding the effect of a pre-tax gain on the sale of NBC Universal (NBCU) in 2011, Industrial segment organic revenue growth, GE Capital ending net investment (ENI) excluding cash and equivalents and cash generated from GE Industrial operating activities (Industrial CFOA). The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings Per Share

(Dollars in millions; except earnings per share)	Three Months Ended December 31
	2012	2011	V%

Earnings from continuing operations attributable to GE	$4,316	$3,970	9%
Adjustment (net of tax): non-operating pension costs/(income)	350	172
Operating earnings	$4,666	$4,142	13%

Earnings per share – diluted(a)
Continuing earnings per share	$0.41	$0.37	11%
Adjustment (net of tax): non-operating pension costs/(income)	0.03	0.02
Operating earnings per share	$0.44	$0.39	13%

	Twelve Months Ended December 31
(Dollars in millions; except earnings per share)	2012	2011	V%

Earnings from continuing operations attributable to GE	$14,679	$14,227	3%
Adjustment (net of tax): non-operating pension costs/(income)	1,386	688
Operating earnings	$16,065	$14,915	8%

Earnings per share – diluted(a)
Continuing earnings per share	$1.39	$1.24	12%
Adjustment (net of tax): non-operating pension costs/(income)	0.13	0.06
Operating earnings per share	1.52	1.31	16%

Less: Effects of the third-quarter 2011 preferred stock redemption	-	0.08
Operating EPS excluding the effects of the third-quarter 2011 preferred stock redemption	$1.52	$1.38	10%

(a)    Earnings-per-share amounts are computed independently.  As a result, the sum of per-share amounts may not equal the total.

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

(10)

Total Revenues Excluding the Effect of a Pre-Tax Gain on the Sale of NBCU in 2011

(Dollars in millions)	Twelve Months Ended December 31
	2012	2011	V%

Total revenues and other income	$147,359	$147,288	-%

Less the effect of a pre-tax gain on the sale of NBCU in 2011	-	3,705

Total revenues and other income less the effect a pre-tax gain on the sale of
NBCU in 2011 (total revenues excluding the pre-tax gain on the sale of NBCU in 2011)	$147,359	$143,583	3%

We believe that this measure provides management and investors with a more complete understanding of underlying operating results and revenue trends by excluding the effects of a gain related to the sale of a business, which can obscure underlying trends.

Industrial Segment Organic Revenue Growth
	Three Months Ended December 31
(Dollars in millions)	2012	2011	V%

Segment revenues:
Power & Water	$7,652	$7,538
Oil & Gas	4,548	4,083
Energy Management	1,934	1,954
Aviation	5,467	4,924
Healthcare	5,183	5,163
Transportation	1,364	1,464
Home & Business Solutions	2,068	2,019
Industrial segment revenues	28,216	27,145	4%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of businesses acquired
for investment) and currency exchange rates	(24)	40
Industrial segment revenues excluding effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment) and currency
exchange rates (Industrial segment organic revenues)	$28,240	$27,105	4%

(11)

	Twelve Months Ended December 31
(Dollars in millions)	2012	2011	V%

Segment revenues:
Power & Water	$28,299	$25,675
Oil & Gas	15,241	13,608
Energy Management	7,412	6,422
Aviation	19,994	18,859
Healthcare	18,290	18,083
Transportation	5,608	4,885
Home & Business Solutions	7,967	7,693
Industrial segment revenues	102,811	95,225	8%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of businesses acquired
for investment) and currency exchange rates	972	1,112
Industrial segment revenues excluding effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment) and currency
exchange rates (Industrial segment organic revenues)	$101,839	$94,113	8%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates.  We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends.  We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies.  Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

GE Capital Ending Net Investment (ENI), Excluding Cash and Equivalents

December 31,
(In billions)	2012
GECC total assets	$539.2
Less assets of discontinued operations	(1.1)
Less non-interest bearing liabilities	(57.6)
GE Capital ENI	480.5
Less cash and equivalents	(61.9)
GE Capital ENI, excluding cash and equivalents	$418.6

We use ENI to measure the size of our GE Capital segment. We believe that this measure is a useful indicator of the capital (debt or equity) required to fund a business as it adjusts for non-interest bearing current liabilities generated in the normal course of business that do not require a capital outlay. We also believe that by excluding cash and equivalents, we provide a meaningful measure of assets requiring capital to fund our GE Capital segment as a substantial amount of this cash resulted from debt issuances to pre-fund future debt maturities and will not be used to fund additional assets. Providing this measure will help investors measure how we are performing against our previously communicated goal to reduce the size of our financial services segment.

(12)

Industrial CFOA
	Three Months Ended December 31
(Dollars in millions)	2012	2011	V%

Cash from GE's operating activities as reported	$7,174	$5,513	30%
Less dividends from GECC	980	–
Cash from GE's operating activities excluding dividends
from GECC (Industrial CFOA)	$6,194	$5,513	12%

	Twelve Months Ended December 31
(Dollars in millions)	2012	2011	V%

Cash from GE's operating activities as reported	$17,826	$12,057	48%
Less dividends from GECC	6,426	–
Cash from GE's operating activities excluding dividends
from GECC (Industrial CFOA)	$11,400	$12,057	(5)%

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECC. This includes the effects of intercompany transactions, including GE customer receivables sold to GECC; GECC services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECC; information technology (IT) and other services sold to GECC by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECC from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECC dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GECC cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.

(13)